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                                                                   EXHIBIT 10.8

                        Confidential Foundry Agreement

This Confidential Foundry Agreement is made effective March 13, 1998. OmniVision Technologies, Inc. (OmniVision) is a California Corporation that designs and markets CMOS image sensor related products, including color sensor products. OmniVision has developed a considerable level of technical expertise and experience in the design and manufacturing of CMOS image sensor related products. OmniVision would like to develop a foundry relationship with PSC.

Powerchip Semiconductor Corp. (PSC) is a Taiwan, ROC corporation that is in the business of manufacturing integrated circuits on a foundry basis for other companies. PSC would like to manufacture CMOS image sensors, including the process for adding color filters to such sensors.

For the mutual benefit of both panics it is agreed as follows:

1. OmniVision agrees to place an order(s) with PSC for prototype manufacturing of OmniVision's CMOS image sensor related products. PSC agrees ***, except that OmniVision will pay one mask set fee to cover all prototype versions until the product becomes ready for mass production.

2. OmniVision agrees to evaluate the results of the prototype production units and to share the results with PSC engineers in a joint effort to improve and to qualify the PSC manufacturing process.

3. PSC agrees to provide the engineering manpower necessary to work with the OmniVision engineers in evaluating the prototype results and in introducing the necessary changes to the manufacturing process to improve the results.

4. PSC agrees to place a high priority on the pilot of OmniVision's prototype units in order to provide a fast turn around for evaluating the results.

5. Once PSC's manufacturing process is qualified for the manufacturing of OmniVision's CMOS products, including the color filter process, OmniVision agrees to begin placing production level orders with PSC for OmniVision's product(s).

6. PSC agrees to give OmniVision an ***, which are contributed by OmniVision input.

7.   PSC agrees to give OmniVision ***.

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***  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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8.   All confidential information disclosed by either party as a result of carrying out the activities described in this Agreement is subject to the separate mutual Non-Disclosure Agreement to be signed by both parties.

Accordingly, the parties have duly authorized their respective representatives to execute this Agreement and bind them to its terms as of the date set forth above.

OmniVision Technologies, Inc.      Powerchip Semiconductor Corp.
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/s/ Shaw Hong                      /s/ Michael Tsai
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Shaw Hong                          Michael Tsai
President                          Senior Vice President

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***  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.